                                                                   EXHIBIT 99(f)



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998




                          COMMISSION FILE NUMBER 1-2275




                     POLYGRAM HOLDING, INC. DEFERRED SAVINGS
                        AND INVESTMENT PLAN FOR EMPLOYEES
                                800 Third Avenue
                            New York, New York 10022
              (Full title of the plan and the address of the plan)






                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION


1.   Not Applicable.

2.   Not Applicable.

3.   Not Applicable.

4 The PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees (the "Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Plan for the fiscal year ended December 31, 1998 prepared in accordance with the financial reporting requirements of ERISA.


                                    EXHIBITS


1. Financial statements of the Plan for the fiscal year ended December 31, 1998 prepared in accordance with the financial reporting requirements of ERISA.

2.   Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.



                                         POLYGRAM HOLDING, INC. DEFERRED SAVINGS
                                         AND INVESTMENT PLAN FOR EMPLOYEES



                                         By   /s/ Kelly DeMasi
                                              ----------------------------------
                                              Kelly DeMasi
                                              Member of Administrative Committee



                                         By   /s/ Eric Scoones
                                              ----------------------------------
                                              Eric Scoones
                                              Member of Administrative Committee



                                         By   /s/ John R. Toren
                                              ----------------------------------
                                              John R. Toren
                                              Member of Administrative Committee

Date:  August 18, 1999

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                              FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES
                           DECEMBER 31, 1998 and 1997

                             POLYGRAM HOLDING, INC.
               DEFERRED SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                Page
                                                                                                ----
Financial Statements

         Independent Auditors' Report                                                            1

         Statement of Net Assets Available for Benefits                                          3

         Statement of Changes in Net Assets
                 Available for Benefits                                                          4

         Notes to Financial Statements                                                           5

Supplementary Information

         Schedule of Assets Held For Investment                         Schedule 1              14

         Schedule of Reportable Transactions                            Schedule 2              15

                          INDEPENDENT AUDITORS' REPORT


The Plan Administrator
PolyGram Holding, Inc.
    Deferred Savings and Investment Plan for Employees

         We have audited the accompanying statements of net assets available for benefits of the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended and the supplemental schedules of (1) assets held for investment purposes, and (2) reportable transactions as of or for the year ended December 31, 1998. These financial are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits. The December 31, 1997 financial statements were reported on by other auditors whose report dated October 15, 1998 on the financial statements disclaimed an opinion for the reasons described in the following paragraph.

         As permitted by Section 2520.103-8 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, investment assets held by Chase Manhattan Bank, the trustee of the Plan, and transactions in those assets were excluded from the scope of our audit of the Plan's 1997 financial statements, except for comparing the information provided by the trustee, which is summarized in Note 4, with the related information in the financial statements.

         Except as discussed in the above paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As discussed in Note 7 to the financial statements, the Plan incurred losses on certain investments during 1996. The Company and the Pension Committee, which administers the Plan, commenced a lawsuit during 1997 against the former investment manager to recover all such losses.

         Because of the significance of the information that we did not audit, we were unable to, and do not express an opinion on the Plan's financial statement as of December 31, 1997. The form and content of the information included in the 1997 financial statements and schedules, other than that derived from the information certified by the trustee, has been audited by us and, in our opinion, is presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

         In our opinion, the financial statements referred to above, of PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees as of December 31, 1998, and for the year then ended present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

         Our audit of the Plan's financial statements as of and for the year ended December 31, 1998, was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedules of (1) assets held for investment purposes, and (2) reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement and Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements for the year ended December 31, 1998, and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Flushing, New York
August 16, 1999

                             POLYGRAM HOLDING, INC.
               DEFERRED SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                                                    December 31,
                                                           -----------------------------
                                                              1998              1997
                                                           -----------       -----------
INVESTMENTS

     Money Market Fund:
          Dreyfus Cash Management Class A Mutual Fund      $ 2,175,212       $ 1,076,313

    Intermediate Fixed Income Fund:
       PIMCO Low Duration Mutual Fund                       10,230,737        10,505,157

    Growth & Income Stock Fund:
       Vanguard Windsor II Mutual Fund                      39,417,944        30,745,565

    Balanced Mutual Fund:
       Vanguard Wellington Mutual Fund                      17,898,732        15,076,515

    Aggressive Equity Fund:
       Stein Roe Capital Opportunities Fund                  4,542,634         3,501,942

    Loans to Participants                                    2,100,341         1,832,410
                                                           -----------       -----------
           Total Investments                                76,365,600        62,737,902
                                                           -----------       -----------

Receivables
    Accrued income                                                 185               312
    Employee contributions                                     669,702           337,144
    Employer contributions                                     206,972            81,303
                                                           -----------       -----------
       Total Receivables                                       876,859           418,759
                                                           -----------       -----------

NET ASSETS AVAILABLE FOR BENEFITS                          $77,242,459       $63,156,661
                                                           ===========       ===========


    The accompanying notes are an integral part of the financial statements.

                             POLYGRAM HOLDING, INC.
               DEFERRED SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                              Year Ended December 31,
                                                             1998                1997
                                                         ------------        ------------
CONTRIBUTIONS
    Employee contributions                               $  7,863,284        $  6,651,414
    Employer contributions - restorations                   2,085,232
    Employer contributions                                  2,716,564           2,059,257
                                                         ------------        ------------
       Total Contributions                                 12,665,080           8,710,671
                                                         ------------        ------------

INVESTMENT ACTIVITIES
    Investment Income
       Money Market Fund                                      104,161              48,780
       Intermediate Fixed Income Fund                         703,491             706,397
       Growth & Income Stock Fund                           1,245,606           2,793,134
       Balanced Mutual Fund                                   640,000           1,281,676
       Aggressive Equity Fund                                     395                 142
       Participant Loans                                      182,137             224,910
                                                         ------------        ------------
          Total Investment Income                           2,875,790           5,055,039
                                                         ------------        ------------

    Net appreciation in fair value of investments
       Intermediate Fixed  Income Fund                         10,706             154,148
       Growth & Income Stock Fund                           4,088,359           5,203,475
       Balanced Mutual Fund                                 1,248,214             835,604
       Aggressive Equity Fund                                 (86,024)            259,924
                                                         ------------        ------------
           Total Net Appreciation in Fair Value of
           Investments                                      5,261,255           6,453,151
                                                         ------------        ------------

       Increase in Plan Equity from Investment
       Activities                                           8,137,045          11,508,190
                                                         ------------        ------------

PARTICIPANT WITHDRAWALS                                    (6,716,327)         (5,978,996)
                                                         ------------        ------------

INCREASE IN PLAN EQUITY                                    14,085,798          14,239,865

PLAN EQUITY AT BEGINNING OF YEAR                           63,156,661          48,916,796
                                                         ------------        ------------

PLAN EQUITY AT END OF YEAR                               $ 77,242,459        $ 63,156,661
                                                         ============        ============

    The accompanying notes are an integral part of the financial statements.

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


(1)   DESCRIPTION OF THE PLAN

   The following brief description of PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees (the "Plan") is provided for general information purposes only. Participants should refer to the plan document for more complete information.

   GENERAL

   The Plan became effective January 1, 1987, and the Plan was amended from time to time including amendments subsequent to December 31, 1998 as described in
   Note 8. It is a profit sharing, thrift-type defined contribution plan with a taxsaver 401(k) provision under which certain employees of PolyGram Holding, Inc. (the "Company") may participate. Leased employees, "freelance" employees or consultants are not eligible to participate. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

   ELIGIBILITY

   The Plan is a voluntary defined contribution plan. Under the terms of the Plan, employees with one year of service are eligible to participate in the Plan. Employees are eligible to participate in the Plan beginning with the calendar month following the completion of one year of service.

   CONTRIBUTION

   Eligible employees may make a combination of taxsaver (pretax dollars) and thrift (after-tax dollars) contributions, in whole percentage of annual earnings, through payroll deductions. Participants may contribute up to 16% of their annual earnings, subject to a 12% maximum in pre-tax contributions and 10% maximum in after-tax contributions. On the first pretax contribution of 6% of a participant's annual earnings, the Company will match fifty cents for each dollar. In addition, the maximum contribution allowed by the Internal Revenue Service is $10,000 per participant for 1998 and $9,500 per participant for 1997.

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


   Participants may elect to have their contributions invested in a variety of investment funds (see note 2). Investment elections in the funds may be changed at the beginning of any calendar month and must be made in increments of 5%.



   Participants are 100% vested in their pre-tax, after-tax and rollover contributions. A participant's interest in the Company's matching contribution will become vested according to the following schedule:


                        COMPLETED YEAR OF SERVICE        PERCENTAGE VESTED
                        -------------------------        -----------------

                                    1 year                     % 20
                                    2 years                    % 40
                                    3 years                    % 60
                                    4 years                    % 80
                             5 years or more                   % 100

   In addition, nonvested employer matching contributions become 100% vested upon Disability (as defined by the Plan), retirement or death.

   Participants as of December 10, 1998 are fully vested in their benefits accrued through December 31, 1998. Employer matching contributions related to services performed by employees from January 1, 1999 forward are subject to the previous regular vesting schedule.

   Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions. For 1998 and 1997, the total forfeited amounts were $148,018 and $165,032, respectively.

   LOANS

   Participants may borrow from their vested account balance. The minimum loan amount is $1,000 and the maximum is the lesser of $50,000 or 50% of the participant's vested amount balance. Only one loan may be outstanding at any one time. The interest rate on the loan is Prime Rate plus

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


   1%. The average interest rate for 1998 and 1997 was 9.5% and 9.5%, respectively. Repayments are made through payroll deductions over a period of no more than 5 years although the term may be extended to 15 years if the loan is for the purchase of the participant's primary residence.


   PARTICIPANT DISTRIBUTIONS

   The distribution to which a plan participant is entitled is provided by the vested contributions and income thereon allocated to the participants account. The election may be made upon retirement, death, Disability or termination of employment. Distributions are in the form of immediate or deferred cash lump sum or immediate or deferred installments. Installments are available only for participants who retire or who are disabled as defined by the Plan. Normal retirement age is 65; however, a participant may work past his normal retirement date and continue to participate in the Plan until 70-1/2. If a former participant is rehired and has not received a distribution of his account balance, any forfeited amounts will be reinstated. If the former participant has received a distribution, then the distribution must be repaid within five years from the participant's rehire date in order to restore the forfeiture amount. There are also certain inservice withdrawals from the Plan.


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF ACCOUNTING

   Accounting records of the Plan are maintained on an accrual basis.

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


   amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.


   RISKS AND UNCERTAINTIES

   The Plan provides for various investment options. Investment securities are exposed to various risks such as interest rate, market and credit. Due to the risk associated with investment securities and the uncertainty related to changes in the value of such securities, it is at least reasonably possible that changes in risks, in the near term could materially affect participants' account balances and the amounts reported in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits.

   DISTRIBUTIONS DUE TO PARTICIPANTS/RECONCILIATION TO FORM 5500

   Distributions due to participants total $1,092,618 and $857,641 at December 31, 1998 and 1997, respectively, which are not included in "Distributions to participants" on the statements of changes in net assets available for plan benefits.

   BALANCES ALLOCATED TO FORMER EMPLOYEES

   Balances related to participants who were former employees of the Company amounted to $15,982,873 and $11,820,498 at December 31, 1998 and 1997,
   respectively.

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


   INVESTMENTS

   The Pension Committee, or its appointed investment advisor(s), periodically reviews the investment results of current investment options and evaluates new investments that may be suitable for the Plan.

   Market values of the investments held in the Trust are valued by reference to published market quotations where a quoted market exists. When no published market quotation exists, the values are determined by the trustee. Purchases and sales of securities are reflected by the Trustee on a trade-date basis. Unrealized appreciation and depreciation are recognized on the last business day of the year and income from debt securities is recognized as earned. Realized gains and losses are determined on the basis of average cost of investments sold.


   Participants may allocate their investments in the five investment funds as follows:

        - Intermediate Fixed Income Fund invests in the PIMCO Low Duration Fund with an objective to obtain maximum current income consistent with preservation of capital and daily liquidity by investing in a diversified portfolio of securities of varying maturities.

        - Growth & Income Stock Fund invests in the Vanguard Windsor II mutual fund with an objective to provide long-term growth of capital and income by investing primarily in common stocks. The fund return attempts to mirror the Standard & Poor's Composite Price Index.

        - Balanced Mutual Fund invests in the Vanguard Wellington Fund with an objective to provide conservative investors with a prudent investment program. The fund invests in a combination of common stocks and bonds. The fund return attempts to mirror a combined index composed of the Standard & Poor's Composite Stock Price Index and

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


             the Lehman Long-Term Corporate AA or Better Bond Index.

        - Money Market Fund invests in the Dreyfus Cash Management Class A Mutual Fund with an objective to provide a high level of current income with the preservation of capital and the maintenance of liquidity. This is achieved by investing in short-term money market obligations, including securities issued by the U.S. Government, certificates of deposit and other short-term obligations.

        - Aggressive Equity Fund invests in the Stein Roe Capital Opportunities Mutual Fund with an objective to provide long-term capital appreciation by investing in selected companies that in the opinion of Stein Roe & Farnham Inc., the advisor, offer opportunities for capital appreciation.

(3)     PRIORITIES UPON TERMINATION OF THE PLAN

        The Plan may be terminated at the discretion of the Board of Directors of the Company. The employer contributions on behalf of the participants shall then become fully vested. The total value of the employer and employee vested accounts shall be distributed to the participants in a lump-sum cash payment.



(4)     TRUST ASSETS CERTIFIED BY PLAN TRUSTEE

        For the plan year ended December 31, 1997, the plan administrator has elected the method of compliance permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. Accordingly, as permitted under such election, the plan administrator instructed the Plan's independent auditors not to perform any auditing procedures with respect to the information and details thereof certified by the trustee, except for comparing such information included in the financial statements and supplemental schedule of assets held for investment purposes.

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


        At December 31, 1998 and 1997, the Plan's trustee, Chase Manhattan Bank, has certified the completeness and accuracy of the information pertaining to the following:

               Statements of net assets available for plan benefits:
                       Investments, at fair value
               Statements of changes in net assets available for plan benefits:
                       Interest, excluding interest on participants' loans Dividends
                       Net appreciation (depreciation) in fair value of investments

        The following 5% investments reported at fair value in the accompanying statements of net assets available for plan benefits were reported by Chase Manhattan Bank as of December 31, 1998 and 1997.


                                                          1998                               1997
                                             -----------------------------       -----------------------------
                                                                  FAIR                                FAIR
                                                COST              VALUE             COST              VALUE
                                             -----------       -----------       -----------       -----------

Investments:
  PIMCO Low Duration Mutual Fund             $10,147,118       $10,230,737       $10,387,113       $10,505,157
  Vanguard Windsor II Mutual Fund             29,576,435        39,417,944        22,025,288        30,745,565
  Vanguard Wellington Mutual Fund             14,808,677        17,898,732        11,790,278        15,076,515
  Stein Roe Capital Opportunities Fund         4,421,064         4,542,634         3,291,544         3,501,942
                                             -----------       -----------       -----------       -----------
                                             $58,953,294       $72,090,047       $47,494,223       $59,829,179
                                             ===========       ===========       ===========       ===========


(5)     ADMINISTRATIVE EXPENSES

        All costs associated with the maintenance of accounting records and certain investment fees of the Plan are borne by the Company. Administrative expenses paid to investment brokers are deducted from plan earnings.

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


(6)     TAX STATUS

        The Plan is approved as qualified under Section 401(a) of the Internal Revenue Code (the "Code") of 1986, as amended, and, therefore, is exempt from Federal income taxes under Section 501(a) of such Code, pursuant to a determination letter dated December 10, 1997 from the Internal Revenue Service (the "IRS"). In the opinion of the plan administrator, the Plan and its underlying trust have operated within the terms of the Plan and the compliance requirements to remain qualified under the applicable provisions of the Code.


(7)     LITIGATION

        As a result of losses incurred in the Intermediate Fixed Income Fund during 1996, the Company and the Pension Committee, which administers the Plan, commenced a lawsuit in the United States District Court for the Southern District of New York on behalf of the Plan, against the former investment manager, Barclay. The lawsuit alleges, among other things, that Barclay breached its fiduciary duty in the management of the assets and seeks to recover from Barclay all losses incurred by the Plan as a result of such breach. As of June 1998, the Pension Committee determined to keep the litigation off the court's active calendar with the understanding that it can be reactivated in response to further developments.

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1998 and 1997


        The Company, as a result of these losses, determined to make a one-time special contribution to the Plan to restore losses incurred in the period July 1, 1996 to November 30, 1996. The Company obtained a favorable ruling from the IRS in November 1997 to make the restoration payment. The payment, which was made on March 2, 1998, was $2,085,232 and included interest through February 1998. The payment was allocated to the investment funds in accordance with the participant current investment elections. The following table shows the distribution of the restorative payment:


                               STEIN ROE                      VANGUARD        VANGUARD
                 DREYFUS        CAPITAL         PIMCO        WELLINGTON      WINDSOR II         TOTAL
               ----------      ---------       --------      ----------      ----------       ----------
Net loss       $  989,389       $165,109       $ 94,977       $223,630       $  432,380       $1,905,485
Interest           93,331         15,575          8,959         21,095           40,787          179,747
               ----------       --------       --------       --------       ----------       ----------
               $1,082,720       $180,684       $103,936       $244,725       $  473,167       $2,085,232
               ==========       ========       ========       ========       ==========       ==========

        The Plan changed its investment manager from Barclay to Pacific Asset Management, Inc. in December 1996.

 (8)    SUBSEQUENT EVENTS

        The Plan was amended as of August 1, 1999 to comply with the benefit covenants set forth in the acquisition agreement with respect to the acquisition of Polygram N.V. Further, the provisions of the Plan have been amended as of August 23, 1999 to become substantially similar to the provisions of the other 401(k) plans sponsored by affiliates of the Company in order to simplify and streamline administration of the Plan and the 401(k) plans of its affiliates and to restate the Plan for recent federal legislation. Further, the Pension Committee (now the Investment Committee) removed the Stein Roe Capital Opportunity Fund from the Plan, effective May 31, 1999. Other changes to the Plan included the change of trustee and recordkeeper as well the investment funds that participants could allocate their investments.

                                                                      SCHEDULE 1


                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                                December 31, 1998

          Line 27(a) - Schedule of Assets Held for Investment Purposes


                                                                                    CURRENT
                                               SHARES             COST               VALUE
Dreyfus Money Market Fund                     2,175,212        $ 2,175,212        $ 2,175,212

PIMCO Low Duration Fund                       1,005,972         10,147,118         10,230,737

Stein Roe Capital Opportunities Fund            154,722          4,421,064          4,542,634

Vanguard Wellington Mutual Fund                 609,838         14,808,677         17,898,732

Vanguard Windsor II Mutual Fund               1,320,534         29,576,435         39,417,944

Loan Fund                                            --          2,100,341          2,100,341
                                                               -----------        -----------

   Total                                                       $63,228,847        $76,365,600
                                                               ===========        ===========

The above information has been certified as complete and accurate by Chase Manhattan Bank, the Plan's trustee as of December 31, 1998.

See accompanying independent auditors' report.

                                                                      SCHEDULE 2

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Year ended December 31, 1998
                Line 27(d) - Schedule of Reportable Transactions


                                         UNIT               UNIT
                                       PURCHASE           SELLING         COST OF    PROCEEDS          NET GAIN
     DESCRIPTION                        PRICE              PRICE          ASSETS     FROM SALE          (LOSS)
     -----------                       --------           -------      -----------   ---------         --------
SINGLE TRANSACTION


Vanguard Windsor II Mutual Fund          28.58              --         393,708,379       --                --






                                     NUMBER OF        NUMBER OF
                                     PURCHASE           SALE                COST OF              PROCEEDS             NET GAIN
    DESCRIPTION                      TRANSACTIONS     TRANSACTIONS          ASSETS               FROM SALE             (LOSS)
    -----------                      ------------     ------------       -----------            ----------            --------
SERIES OF TRANSACTIONS

Chase Enhanced Cash Investment
Fund                                       137            111            $13,477,991            13,477,991                   --

Vanguard Wellington Mutual Fund             42              9              3,382,833             1,808,830            1,444,395

Vanguard Windsor II Mutual Fund             51              8              8,089,134             3,505,115            2,967,127


The above information has been certified as complete and accurate by Chase Manhattan Bank, the Plan's trustee as of December 31, 1998.

See accompanying independent auditors' report.

The Seagram Company Ltd.

PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed by The Seagram Company Ltd. on August 18, 1999 of our Report dated August 16, 1999 which appears in the Annual Report on Form 11-K of the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees for the fiscal year ended December 31, 1998.



/s/ Gutierrez & Co.
Gutierrez & Co.
Flushing, New York
August 18, 1999